Exhibit 10.23

CF INDUSTRIES HOLDINGS, INC.
2014 EQUITY AND INCENTIVE PLAN
NON-QUALIFIED STOCK OPTION AWARD AGREEMENT
Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms as defined in the CF Industries Holdings, Inc. 2014 Equity and Incentive Plan (the “Plan”). Please review this Non-Qualified Stock Option Award Agreement and promptly accept the award online, in Schwab’s Equity Award Center, in order to render the grant effective.

1.	NOTICE OF STOCK OPTION GRANT
<first_name> <last_name>
You (the “Optionee”) have been granted an option to purchase shares of the Company’s Stock, subject to the terms and conditions of the Plan and this Award Agreement, as follows:

Date of Grant	<award_date>
Exercise Price per Share	<award_price>
Number of Shares Subject to the Option	<shares_awarded>
Type of Option	Non-Qualified Option (NQSO)
Term/Expiration Date	Tenth anniversary of the Date of Grant, unless earlier terminated as provided in the Plan and/or this Award Agreement

Vesting Schedule:
Subject to accelerated vesting upon a Change in Control, other than as set forth in Section 2(e)(j) below, or otherwise as set forth herein or in the Plan, this Option may be exercised, in whole or in part, in accordance with the following schedule (the “Vesting Schedule”):
<vesting_schedule>

2.	AGREEMENT

a.	Grant of Option.
The Company hereby grants to the Optionee an Option to purchase the number of shares of Stock at the exercise price per share set forth in Section 1 (the “Exercise Price”), subject to the terms and conditions of the Plan, which is incorporated herein by reference. This Option shall not be treated as an incentive stock option within the meaning of Section 422(b) of the Code.

b.	Exercise of Option.
(a)Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule and the applicable provisions of the Plan and this Award Agreement. Unless otherwise determined by the Committee, this Option shall only become exercisable on the dates set forth in the Vesting Schedule.
(b)Method of Exercise. This Option is exercisable by delivery of a written or electronic option exercise notice, in a form satisfactory to the Company (the “Exercise Notice”). The Exercise Notice shall specify the number of shares of Stock for which the Option is being exercised (“Exercised Shares”) and the method of payment for the Exercised Shares. At the time the Optionee exercises the Option, the Optionee shall pay the aggregate exercise price for the Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate exercise price.

(c)Method of Payment.
Payment of the aggregate Exercise Price of the Exercised Shares shall be by any of the following, or a combination thereof, at the election of the Optionee:
(i)cash; or
(ii)delivery of shares of Stock previously owned by the Optionee (for a period of at least six months) having a Fair Market Value equal to the aggregate exercise price for such Exercised Shares (rounded up to the nearest whole number of shares as necessary to avoid fractional shares and with any excess amount refunded in cash to Optionee); or
(iii)under a “broker cashless exercise” program implemented by the Company in connection with the Plan; or
(iv)the Optionee’s written authorization for the Company to withhold shares of Exercised Shares having a Fair Market Value equal to the aggregate exercise price for such Exercised Shares (rounded up to the nearest whole number of shares as necessary to avoid fractional shares and with any excess amount refunded in cash to Optionee).
(d)Automatic Exercise.
Notwithstanding any other provision of this Agreement, if as of the last trading day prior to the earlier of (i) the Term/Expiration Date or (ii) the fourth anniversary of the date of Optionee’s Ordinary Retirement or Special Retirement, as applicable and as such terms are defined below, this Option has not been exercised and the then Fair Market Value of a share exceeds the per share exercise price by at least $.01 (such expiring portion of the option that is so “in-the-money,” an “Auto-Exercise Eligible Option”), Optionee will be deemed to have automatically exercised such Auto-Exercise Eligible Option in accordance with the provisions of this Section 2. In the event of an automatic exercise, the Company will reduce the number of Exercised Shares issued to Optionee by a number of Exercised Shares having a Fair Market Value equal to the aggregate exercise price for such Exercised Shares in order to satisfy the aggregated exercise price obligation for the Auto-Exercise Eligible Option. Further, the Company shall reduce the number of Exercised Shares issued to the Optionee by that number of Exercised Shares having an aggregate Fair Market Value equal to the minimum statutory tax withholding obligation arising upon the automatic exercise. The number of shares so held back shall be rounded up to the nearest whole number as necessary to avoid fractional shares and any excess amount held back shall be refunded in cash to Optionee. Optionee may notify the Company, in writing in advance that Optionee does not wish for the Auto-Exercise Eligible Option to be exercised. In its discretion, the Company may determine to cease automatically exercising options, including the Option, at any time.

c.	Withholding.
The Company or a Subsidiary shall withhold all applicable taxes or other amounts required by law from all amounts paid or delivered in respect of the Option. The Optionee may satisfy the withholding obligation by paying the amount of any taxes in cash, or shares may be withheld from the Exercised Shares to satisfy the obligation in full or in part. If shares are withheld, such shares shall have a Fair Market Value equal to the minimum statutorily required withholding obligation (reduced by the amount of any taxes paid in cash), with such number of withheld shares rounded up to the nearest whole number of shares as necessary to avoid fractional shares and with any excess amount refunded in cash to the Optionee.

d.	Non-Transferability of Option.
Unless otherwise determined by the Committee, this Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of the Plan and this Award Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

e.	Term of Option/Termination of Employment or Service.
(a)Unexercisable Options. Except as specifically set forth below, if the Optionee’s employment with the Company is terminated for any reason, and if the Committee does not determine otherwise, any portion of the Option that has not become exercisable in accordance with the Vesting Schedule shall immediately be forfeited and shall terminate.
(b)Termination for Cause. If the Optionee’s employment with the Company terminates for Cause (as defined below), then the Option shall immediately terminate, regardless of whether or not it has become exercisable.
(c)Termination for Death. If the Optionee dies while in the employment of the Company, then the outstanding portion of this Option shall become fully exercisable and Employee’s estate or the person who acquires the Option by will or the laws of descent and distribution or otherwise, may exercise the Option for one year following the date of Optionee’s death. At the end of such period the Option shall immediately terminate.
(d)Termination for Disability. If the Optionee’s employment with the Company terminates as a result of Disability (as defined below), then this Option shall become fully exercisable and the Optionee, his guardian or estate, as the case may be, may exercise the Option for one year following the date of Optionee’s termination of employment. At the end of such period the Option shall immediately terminate.
(e)Termination for Ordinary Retirement. If the Optionee’s employment with the Company terminates as a result of an Ordinary Retirement (as defined below), then the Optionee (or any individual authorized to act on the

Optionee’s behalf) may exercise the Option, to the extent it was exercisable on the date of Optionee’s Ordinary Retirement, for four years following such date. At the end of such period the exercisable portion of the Option shall immediately terminate.
(f)Special Retirement. If the Optionee’s employment with the Company terminates as a result of a Special Retirement (as defined below) and the date of such Special Retirement occurs at least one year following the Grant Date, then (i) the Option shall continue to vest following such Special Retirement as if the Optionee had remained employed through the entire Vesting Schedule and (ii) the Optionee (or any individual authorized to act on the Optionee’s behalf) may exercise the Option, to the extent it has become exercisable (either before or following the Special Retirement), for four years following the date of the Optionee’s Special Retirement. At the end of such four-year period following the date of such Special Retirement, the Option shall no longer be exercisable and shall immediately terminate. For the avoidance of doubt, to the extent the Optionee’s employment with the Company terminates as a result of a Special Retirement prior to the first anniversary of the Grant Date, the Option shall be forfeited and shall immediately terminate as of the date of such Special Retirement.
(g)Other Terminations. If the Optionee’s employment with the Company terminates for any reason other than those set forth in (b) through (f) above, then the Optionee (or anyone acting on Optionee’s behalf) may exercise the Option, to the extent it was exercisable as of the date of Optionee’s termination of employment, for 90 days following the date of Optionee’s termination of employment. At the end of such period the exercisable portion of the Option shall immediately terminate.
(h)Employment Relationship. For purposes of this Award Agreement, Optionee shall be considered to be in the employment of the Company so long as Optionee remains as an employee or consultant for either the Company or an affiliate of the Company or for a corporation (or an affiliate thereof) that assumes or substitutes a new option for this Option. An Optionee shall not be considered to be in the employment of the Company if the affiliate which employs the Optionee ceases to be an affiliate of the Company. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee or its delegate, as appropriate, and such determination shall be final. For the avoidance of doubt and solely for purposes of this Award Agreement, an Optionee who enters into an agreement with the Company to transition directly from an employment relationship into a consulting relationship shall not, unless otherwise determined by the Committee, be deemed to have terminated employment upon such transition from an employment relationship into a consulting relationship. In the event of such a transition, the Option shall continue to be exercisable and eligible to vest in accordance with its terms, as if no termination had occurred, for so long as such consulting relationship remains in effect. The continued existence of the consulting relationship shall be determined by the Committee or its delegate and the continued vesting and exercisability of the Option shall not be construed for any other purpose to mean the Optionee remains employed with the Company following such transition.
(i)Maximum Term. Notwithstanding anything to the contrary, the Option shall in no case be exercisable on or following the expiration date set forth in Section 1.
(j)Change in Control. In addition to becoming fully vested upon a Change in Control (but only if the Optionee has an employment or consulting relationship (as described in Section 2(e)(h) above) with the Company at such time or has retired pursuant to a Special Retirement), this Option, to the extent outstanding at the time of the Change in Control, shall remain exercisable until the tenth anniversary of the Date of Grant. For the avoidance of doubt, except as set forth in the prior sentence, if the Optionee’s employment and/or consulting relationship with the Company has terminated prior to the time of a Change in Control, the Optionee will not be entitled to any additional vesting or the extension of an exercise period as a result of the Change in Control. Notwithstanding the foregoing or anything to the contrary in the Plan or in the Combination Agreement by and among the Company, Darwin Holdings Limited, Beagle Merger Company LLC, OCI N.V. and certain other parties, dated August 6, 2015, as subsequently amended and as may be further amended (the “Combination Agreement”) and notwithstanding that completion of the transactions contemplated under the Combination Agreement (the “Closing”) would constitute a “Change in Control” under the Plan, this Option shall not vest in whole or in part upon, or in connection with, the Closing. This Option will be converted upon the Closing into a stock option to purchase shares of the surviving holding company (as provided under the Combination Agreement), with the number of shares subject to the Option and the exercise price adjusted to preserve the value of the Option, and will otherwise be subject to the terms and conditions set forth in this Award Agreement and in the Plan, including the vesting terms; provided, that, in the event the Optionee’s employment is terminated by the Company without Cause (as defined below) or by the Optionee for Good Reason (as defined below) within 24 months following the Closing, the Option will vest in full and become exercisable upon such termination date and will remain exercisable until the tenth anniversary of the Date of Grant.
(k)Resumption of Employment Relationship. If, following the time an Optionee experiences a termination of employment for purposes of this Award Agreement, the Optionee is rehired or otherwise retained by the Company or a Subsidiary, such rehiring or retention will not affect the Optionee’s rights under this Award Agreement, which become fixed at the time of the termination of employment. For the avoidance of doubt, any such re-hiring or subsequent retention of the Optionee shall not have the effect of reinstating forfeited portions of the option or extending the exercise period of any then-outstanding portion of the Option.
For purposes of this Award Agreement:

“Cause” shall have the meaning ascribed to such term in the Optionee’s individual employment, severance or other agreement with the Company or, if the Optionee is not party to such an agreement, “Cause” shall mean (i) dishonesty in the performance of the Optionee’s duties or (ii) the Optionee’s malfeasance or misconduct in connection with the Optionee’s duties or any act or omission which is injurious to the Company or its Subsidiaries or affiliates, monetarily or otherwise, each as determined by the Committee in its sole discretion.

“Disability” shall have the meaning ascribed to such term in the Optionee’s individual employment, severance or other agreement with the Company or, if the Optionee is not party to such an agreement, “Disability” shall mean Optionee’s inability because of ill health, physical or mental disability, to perform Optionee’s duties for a period of 180 days in any twelve month period.

“Good Reason” shall mean termination by the Optionee of the Optionee’s employment by reason of any of the following (without the Optionee’s express written consent which specifically references this Award Agreement): (i) the assignment to the Optionee of any duties inconsistent with the Optionee’s status as an executive officer of the Company or a substantial adverse alteration in the nature or status of the Optionee’s responsibilities from those in effect immediately prior to the Change in Control; (ii) a reduction by the Company in the Optionee’s annual base salary and annual target bonus, as in effect on the date hereof or as the same may be increased from time to time, by an amount more than 10% in the aggregate; or (iii) the relocation of the Optionee’s principal place of employment to a location more than 35 miles from the Optionee’s principal place of employment immediately prior to the Change in Control or the Company's requiring the Optionee to be based anywhere other than such principal place of employment (or permitted relocation thereof) except for required travel on the Company's business to an extent substantially consistent with the business travel obligations as of immediately prior to a Change in Control. The Optionee’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder, provided that, in order for Good Reason to exist hereunder, the Optionee must provide notice to the Company of the existence of the condition described in clauses (i) through (iii) above within 90 days of the initial existence of the condition (or, if later, within 90 days of the Optionee’s becoming aware of such condition), and the Company must have failed to cure such condition within 30 days of the receipt of such notice.

“Ordinary Retirement” shall mean the Optionee’s termination of employment, other than for Cause, death or Disability, following the attainment of the Optionee of at least age sixty, which does not constitute a Special Retirement.

“Special Retirement” shall mean the Optionee’s termination of employment, other than for Cause, death or Disability, following the attainment of the Optionee of at least age sixty with five (5) years of continuous service with the Company as of the date of such termination of employment, provided that, if the Optionee is, at the time of such termination of employment, subject to the reporting requirements of Section 16 of the Exchange Act, the Optionee has provided the Company with at least six months prior written notice of the Optionee’s termination of employment and that notice has been accepted by the Committee.

f.	Entire Agreement; Governing Law.
The Plan is incorporated herein by reference. The Plan and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof, and may not be modified except by means of a writing signed by the Company and the Optionee. If there is a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan shall govern. This Award Agreement is governed by the internal substantive laws, but not the choice of law rules, of the State of Delaware.

g.	No Guarantee of Continued Service.
The Optionee acknowledges and agrees that this Award Agreement, the transactions contemplated hereunder and the Vesting Schedule do not constitute an express or implied promise of continued engagement as an employee or as a service provider for any period and shall not interfere with the Optionee’s right or the Company’s right to terminate the Optionee’s relationship as an employee or as a service provider at any time, with or without Cause.
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By the Optionee’s signature and the signature of the Company’s representative below, the Optionee and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Award Agreement. The Optionee has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Plan and Award Agreement. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the

Committee upon any questions relating to the Plan and Award Agreement. The Optionee further agree to notify the Company upon any change in the Optionee’s residential address shown below.

OPTIONEE	CF INDUSTRIES HOLDINGS, INC.

Signature	By: Wendy S. Jablow
Title: Sr. Vice President, Human Resources